Exhibit 31.4

CERTIFICATE

I, Marvin T. Green III, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of KMG Chemicals, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 14, 2018	/s/ Marvin T. Green III
Marvin T. Green III
Chief Financial Officer